Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 Nos. 333-215236 and 333-200571) of Oxford Immunotec Global PLC,
(2)	Registration Statement (Form S-8 No. 333-193730) pertaining to the Oxford Immunotec Global PLC 2013 Share Incentive Plan, and
(3)	Registration Statement (Form S-8 No. 333-192582) pertaining to the Amended and Restated 2008 Stock Incentive Plan of Oxford Immunotec Global PLC;

of our report dated February 27, 2018, except for the effects of discontinued operations in Notes 1 and 19, as to which the date is March 27, 2019, with respect to the consolidated balance sheet as of December 31, 2017 and the related consolidated statements of operations, other comprehensive loss, shareholders’ equity and cash flows of Oxford Immunotec Global PLC for the years ended December 31, 2017 and 2016 included in this Annual Report (Form 10-K) of Oxford Immunotec Global PLC for the year ended December 31, 2018.

/s/ Ernst & Young LLP

Reading, United Kingdom

March 27, 2019